UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2007

VIRAGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15823	59-2101668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

865 SW 78th Avenue, Suite 100, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 233-8746

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 3, 2007, Viragen, Inc. received a written determination from the Staff of the American Stock Exchange (Amex) advising that an Amex hearing panel affirmed the Staff’s determination to delist Viragen’s common stock, warrants and units from Amex. As a result, the notice provides that the Amex will suspend trading in Viragen’s common stock, units and warrants as soon as practicable, and will file an application with the Securities and Exchange Commission (“SEC”) to strike Viragen’s common stock, units and warrants from listing and registration on the Amex, when and if authorized by the SEC.

The written determination states that the hearing panel agreed with the Amex Staff that Viragen failed to comply with Amex listing standards because:

•

Viragen had stockholders’ equity of less than $4 million and net loses in three of its four most recent fiscal years, and stockholders’ equity of less than $6 million and net loses in its five most recent fiscal years, as a result of which Viragen was not in compliance with Sections 1003(a)(ii) and 1003(a)(iii) of the Amex Company Guide;

•

Viragen had sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired, that, in the Amex’s opinion, it is questionable whether Viragen can continue operations and/or meet its obligations as they mature, as a result of which Viragen is not in compliance with Section 1003(a)(iv) of the Amex Company Guide; and

•	Viragen’s common stock has been selling at a low price per share for a substantial period of time, as a result of which Viragen is not in compliance with Section 1003(f)(v) of the Amex Company Guide.

It is expected that suspension of the Company’s securities from Amex listing will take place on or about July 11, 2007. Thereafter, Viragen’s common stock, units and warrants will trade on the Over-The-Counter Bulletin Board.

Item 2.02	Results of Operations and Financial Condition.

Upon the delisting of our securities from Amex, approximately $700,000 of unamortized discounts and deferred financing costs associated with the $1.1 million of our outstanding convertible debt will be immediately recorded as interest expense.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Viragen has issued (a) its Convertible Notes dated June 18, 2004, of which approximately $1,100,000 is outstanding as of the date hereof and (b) its Convertible Debentures dated September 15, 2005, of which approximately $40,625 is outstanding as of the date hereof (collectively, the “Debt”). The Debt, in the aggregate principal amount of approximately $1,140,625 is currently held by one institutional investor. The documents evidencing the Debt provide that delisting of Viragen’s securities from Amex constitutes an event of default entitling the Debt holder to accelerate payment of the amount due, plus an additional 10%, on demand.

Item 8.01.	Other Events.

Upon delisting of our securities from Amex, the following additional consequences may occur:

•

Certain institutional investors have policies against investments in bulletin board companies and other investors may refrain from purchasing Viragen’s securities because they are no longer listed on a national securities exchange;

•	Viragen will likely lose all or a portion of its existing analyst coverage, and its efforts to obtain new analyst coverage may be significantly impaired; and/or

•

Viragen’s ability to sell its equity and debt securities in direct or underwritten offerings will be more limited in numerous states because it will no longer benefit from state exemptions from registration based upon its listing on Amex.

This report contains forward-looking statements that can be identified by such terminology such as “believes,” “expects,” “potential,” “plans,” “suggests,” “may,” “should,” “could,” “intends,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. In particular, management’s expectations regarding future research, development and/or commercial results could be affected by, among other things, uncertainties relating to clinical trials and product development; availability of future financing; unexpected regulatory delays or government regulation generally; the success of third-party marketing efforts; our ability to retain third-party distributors; our ability to obtain or maintain patent and other proprietary intellectual property protection; and competition in general. Forward-looking statements speak only as to the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

On July 6, 2007, Viragen issued a press release announcing the matters discussed above. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press release dated June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGEN, INC.

Date: July 6, 2007	By:	/s/ Dennis W. Healey
Dennis W. Healey
Executive Vice President and Principal Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated July 6, 2007